Exhibit 3.63

ARTICLES OF INCORPORATION

OF

CASINO COMPUTER PROGRAMMING, INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is Casino Computer Programming, Inc.

ARTICLE II

Purposes

The purpose for which the Corporation is formed is to transact any and all lawful business for which corporations may be incorporated under the Act.

ARTICLE III

Shares

Section 3.1. Number. The total number of shares which the Corporation is authorized to issue is one thousand (1,000) shares.

Section 3.2. Classes. There shall be one (1) class of shares of the Corporation, which shall be designated as “Common Shares”.

Section 3.3. Relative Rights, Preferences, Limitations and Restrictions of Common Shares. All Common Shares shall have the same rights, preferences, limitations and restrictions.

Section 3.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

ARTICLE IV

Registered Office and Registered Agent

Section 4.1. Registered Office. The street address of the Corporation’s initial registered office is Ice Miller Donadio & Ryan, One American Square, P.O. Box 82001, Indianapolis, Indiana 46282-0002.

Section 4.2. Registered Agent. The name of the Corporation’s initial registered agent at such registered office is Karen Ann P. Lloyd.

ARTICLE V

Incorporator

The name and address of the incorporator of the Corporation is:

Name	Address
Karen Ann P. Lloyd	One American Square P.O. Box 82001 Indianapolis, IN 46282-0002

ARTICLE VI

Board of Directors

Section 6.1. Number. The total number of directors shall be that specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be between one (1) and three (3). The bylaws may provide for staggering the terms of directors by dividing the directors into two (2) or three (3) groups, as provided in the Act.

Section 6.2. Initial Board of Directors. The name and address of the initial director of the Corporation is:

Name	Address
Jack B. Binion	2300 Empress Drive Joliet, Illinois 60436

ARTICLE VII

Indemnification

Section 7.1. Rights to Indemnification and Advancement of Expenses.

(a) The Corporation shall indemnify as a matter of right every person made a party to a proceeding because such person is or was

(i)	a member of the Board of Directors of the Corporation,

(ii)	an officer of the Corporation, or

(iii)	while a director or officer of the Corporation, serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not,

(each an “Indemnitee”) against all liability incurred by such person in connection with the proceeding; provided that it is determined in the specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by an Indemnitee in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in the Act. The Corporation shall indemnify as a matter of right an Indemnitee who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred by the Indemnitee in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this paragraph.

(b) Upon demand by a person for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the person is entitled thereto in accordance with this Article and the procedures specified in the Act.

(c) The indemnification provided under this Article shall apply to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 7.2. Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification stall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 7.3. Definitions. For purposes of this Article:

(a) The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(b) The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

(c) The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(d) The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(e) The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

IN WITNESS WHEREOF, the undersigned incorporator designated in Article IV executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 18th day of July, 2000

/s/ Karen Ann P. Lloyd
Printed: Karen Ann P. Lloyd

This instrument was prepared by Kyle Hupfer, Attorney at Law, ICE MILLER DONADIO & RYAN, One American Square, Box 82001, Indianapolis, Indiana 46282.